EXHIBIT 10.1

                             REIMBURSEMENT AGREEMENT

        This Reimbursement Agreement (the "Agreement") is made and entered into this 23rd day of July, 1996, by and between PCI Services, Inc, a Delaware corporation ("PCI"), and MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ").

                                R E C I T A L S:

        WHEREAS, PCI and MEDIQ have negotiated and plan to enter into an Agreement and Plan of Merger (the "Merger Agreement") by and among Cardinal Health, Inc. ("Cardinal"), Panther Merger Corp. ("PMC"), PCI and MEDIQ, pursuant to which, among other things, PMC shall be merged with and into PCI;

        WHEREAS, Section 7.2 of the Merger Agreement provides for the payment of certain amounts by PCI to Cardinal in the event of the termination of the Merger Agreement under certain circumstances, including MEDIQ's failure to perform its obligations under the Merger Agreement; and

        WHEREAS, as a condition to proceeding with the transactions set forth in the Merger Agreement, PCI has required, and MEDIQ has agreed to provide, the reimbursement of PCI as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth herein, the parties, intending to be legally bound, hereby agree as follows:

        1. Reimbursement If PCI is required pursuant to Section 7.2 of the Merger Agreement to pay to Cardinal a termination fee (up to $5 million) or reimbursement (up to $1 million) of Cardinal's expenses following a termination of the Agreement by Cardinal pursuant to Section 7.1 solely by reason of the breach of MEDIQ's obligations pursuant to the Merger Agreement, the MEDIQ Option or the MEDIQ Support Agreement, then MEDIQ shall, within two business days after receipt of notice of such payment by PCI, reimburse PCI therefor, subject to the maximum amounts set forth above. Any request by Cardinal for payment of any such termination fee or expenses is referred to herein as a "Claim."

        2. Indemnification Procedures. PCI shall promptly notify MEDIQ of any Claim, and include in such notice the nature of any such Claim or potential Claim of Cardinal, within one business day after any termination of the Merger Agreement, and include in such notice the factual basis, and, if known, the estimated amount of the Claim. MEDIQ shall have the right, at its expense, to undertake the defense of or, with the consent of PCI (which consent shall not unreasonably be withheld), to settle or compromise any such Claim, unless PCI waives all rights to






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reimbursement or indemnity against MEDIQ with respect to such Claim. The election by MEDIQ to undertake the defense of a Claim shall not preclude PCI also from participating in such defense, so long as it bears its own legal fees and expenses for so doing.

        3. Notices. All notices pursuant to this Agreement shall be given as follows:

         TO PCI Services, Inc:

                           PCI Services, Inc
                           3001 Red Lion Road
                           Philadelphia, PA  19114
                     Attention: Daniel F. Gerner, President

         TO MEDIQ INCORPORATED:

                           MEDIQ Incorporated
                           One MEDIQ Plaza
                           Pennsauken, NJ  08110
                           Attention:  Thomas J. Carroll

Unless otherwise provided herein, all notices, demands, elections, requests or other communications given or made under this Agreement must be in writing and shall be deemed properly given or made only if delivered to the respective addresses indicated above (or to such other address as may be specified by notice) in one of the following manners: (i) by hand; (ii) by facsimile; (iii) by overnight delivery service; or (iv) by certified mail, return receipt requested. Any notice shall have been deemed to have been given on the date of delivery.

        4. Effect of this Agreement. Nothing contained in this Agreement shall be construed as a waiver of rights under the Merger Agreement except as expressly provided herein.

        5. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware.

           6. No Waiver. No failure of any party at any time or times to require performance of any provision hereof, and no delay in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by any party preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy of such party.




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        7. Counterparts. The Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

        8. Expenses. Each party shall pay the reasonable attorneys fees and expenses incurred by the other party hereto in connection with its enforcement of its rights hereunder, to the extent it is the prevailing party in the litigation.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                            PCI Services, Inc


                                            BY:________________________


                                            MEDIQ INCORPORATED


                                            BY:_________________________




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